EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-92256, No. 333-83168, No. 333-75174, No. 333-52672, No. 333-96411, No. 333-78451, and No. 333-09417 of Fidelity National Information Solutions, Inc. on Form S-8 of our report dated February 5, 2002 (October 29, 2002 as to Note 9), on the consolidated financial statements of Eastern Financial Systems, Inc. appearing in this Form 8-K/A (Amendment No. 1) of Fidelity National Information Solutions, Inc.

DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
January 10, 2003